Exhibit 10-O

A.P. PHARMA, INC

2007 EQUITY INCENTIVE PLAN

RESTRICTED STOCK PURCHASE AGREEMENT

THIS RESTRICTED STOCK PURCHASE AGREEMENT (the “Agreement”), dated             , is entered into between A.P. Pharma, Inc., a Delaware corporation (the “Company”) and              (the “Purchaser”). Unless otherwise defined herein, the terms of this Agreement will have the same meaning as defined in the A.P. Pharma, Inc. 2007 Equity Incentive Plan (the “Plan”). The Agreement is entered into as follows:

WHEREAS, the consultant services of Purchaser is considered by the Company to be important for the Company’s continued growth; and

WHEREAS, in order to induce Purchaser to remain with the Company and to assure his continued commitment to the success of the Company, the Board of Directors of the Company (the “Board”) has determined that Purchaser shall be granted the right to purchase (“Stock Purchase Award”) covering shares of the Company’s common stock (the “Shares”), under the Plan and subject to the restrictions stated below.

THEREFORE, the parties agree as follows:

1. Sale of Stock. Subject to the terms and conditions of this Agreement and the Plan, which is incorporated herein by reference, the Company will issue and sell to Purchaser, and Purchaser agrees to purchase from the Company, [number = $25K / FMV on DOG] Shares of the Company’s Common Stock at a purchase price of $[FMV on DOG] per Share and a total purchase price of $25,000. The term Shares refers to purchased Shares and all securities received in replacement of or in connection with the Shares pursuant to stock dividends or splits, all securities received in replacement of the Shares in a recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other properties to which Purchaser is entitled by reason of Purchaser’s ownership of the Shares.

2. Vesting Schedule. So long as Purchaser’s service relationship with the Company continues during the following vesting term, the interest of Purchaser in the Shares shall vest as follows: [             Shares subject to the Stock Award will vest [            ] months after [            ] (the “Vesting Commencement Date”) and              Shares shall vest every [            ] months after the Vesting Commencement Date.] Therefore, provided Purchaser has not experienced a termination of his Continuous Service (as defined in the Plan) prior to the close of business on the [            ] anniversary of the Vesting Commencement Date, the interest of Purchaser in the Shares shall become fully vested on that date.

3. Repurchase Option.

(a) In the event of the voluntary or involuntary termination of Purchaser’s Continuous Service for any reason (including death or disability), with or without cause, the Company shall upon the date of such termination (the “Termination Date”) have an irrevocable, exclusive option (the “Repurchase Option”) for a period of 90 days from such date to repurchase all or any portion of the Shares held by Purchaser as of the Termination Date which have not yet been released from the Company’s Repurchase Option at the original purchase price per Share specified in Section 1 (adjusted for any stock splits, stock dividends and the like).

(b) Unless the Company notifies Purchaser within 90 days from the Termination Date of Purchaser’s employment or consulting relationship that it does not intend to exercise its Repurchase Option with respect to some or all of the Shares, the Repurchase Option shall be deemed automatically exercised by the Company as of the 90th day following such termination, provided that the Company may notify Purchaser that it is exercising its Repurchase Option as of a date prior to such 90th day. Unless Purchaser is otherwise notified by the Company pursuant to the preceding sentence that the Company does not intend to exercise its Repurchase Option as to some or all of the Shares to which it applies at the time of termination, execution of this Agreement by Purchaser constitutes written notice to Purchaser of the Company’s intention to exercise its Repurchase Option with respect to all Shares to which such Repurchase Option applies. The Company, at its choice, may satisfy its payment obligation to Purchaser with respect to exercise of the Repurchase Option by either (A) delivering a check to Purchaser in the amount of the purchase price for the Shares being repurchased, or (B) in the event Purchaser is indebted to the Company, canceling an amount of such indebtedness equal to the purchase price for the Shares being repurchased, or (C) by a combination of (A) and (B) so that the combined payment and cancellation of indebtedness equals such purchase price. In the event of any deemed automatic exercise of the Repurchase Option pursuant to this Section 3(a)(ii) in which Purchaser is indebted to the Company, such indebtedness equal to the purchase price of the Shares being repurchased shall be deemed automatically canceled as of the 90th day following termination of Purchaser’s employment or consulting relationship unless the Company otherwise satisfies its payment obligations. As a result of any repurchase of Shares pursuant to this Section 3(a), the Company shall become the legal and beneficial owner of the Shares being repurchased and shall have all rights and interest therein or related thereto, and the Company shall have the right to transfer to its own name the number of Shares being repurchased by the Company, without further action by Purchaser.

(c) [Number of shares from Section 1] of the Shares shall initially be subject to the Repurchase Option. [            ] of the total number of shares shall be released from the Repurchase Option on the [            ] month anniversary of the Vesting Commencement Date (as set forth on the signature page of this Agreement), and an additional [            ] of the total number of Shares shall be released from the Repurchase Option every [            ] months after the date of issuance of the Shares on the Vesting Commencement Date (as set forth in Section 1), until all Shares are released from the Repurchase Option. Fractional shares shall be rounded to the nearest whole share.

(d) All transferees of Shares or any interest therein will receive and hold such Shares or interest subject to the provisions of this Agreement, including insofar as applicable the Company’s Repurchase Option. Any sale or transfer of the Shares shall be void unless the provisions of this Agreement are satisfied.

(e) Upon the expiration or exercise of the Repurchase Option, a new certificate or certificates representing the Shares not repurchased shall be issued, on request, without the legend referred to in Section 10 below and delivered to Purchaser.

4. Escrow of Shares.

(a) To ensure that Purchaser’s unvested Shares are delivered to the Company in the event the Company exercises its Repurchase Option described in Section 3, Purchaser agrees to promptly following the execution of this Agreement, deliver to and deposit with the escrow agent (the “Escrow Agent”) named in the Joint Escrow Instructions attached as Exhibit A, the certificate(s) evidencing the unvested Shares and an Assignment Separate from Certificate executed by Purchaser (with date and number of shares in blank) in the form attached as Exhibit B. The certificate(s) evidencing the unvested Shares and the Assignment Separate from Certificate shall be delivered to the Escrow Agent and held under the Joint Escrow Instructions, which shall be delivered to the Escrow Agent promptly following the execution of this Agreement.

(b) Promptly following the date when the Shares have vested in full, the Company shall direct the Escrow Agent to deliver to Purchaser a certificate or certificates representing the Shares.

5. Transfer Restrictions. In addition to any other limitation on transfer created by applicable securities laws, Purchaser shall not assign, encumber or dispose of any interest in the Shares while the Shares are subject to the Company’s Repurchase Option, as described in Section 3 above.

6. Stockholder Rights. Purchaser shall be entitled to all of the rights and benefits generally accorded to stockholders with respect to the Shares. All dividends on Shares that are subject to any restrictions, including vesting, shall be subject to the same restrictions, including those set forth in Sections 2 and 3, as the Shares on which the dividends were paid.

7. Taxes.

(a) Purchaser shall be liable for any and all taxes, including withholding taxes, arising out of this grant or the vesting of Shares hereunder. In the event that the Company is required to withhold taxes as a result of the grant or vesting of the Shares, or subsequent sale of the Shares, Purchaser shall surrender a sufficient number of whole Shares or make a cash payment, in the discretion of the Company, as necessary to cover all applicable required withholding taxes and required social security contributions at the time the Shares vest and the Repurchase Option on the Shares lapses (or at such other time as required by applicable laws), unless alternative procedures for such payment are established by the Company. Purchaser will receive a cash refund for any fraction of a surrendered Share not necessary for required withholding taxes and required social security contributions. To the extent that any surrender of Shares or payment of cash or alternative procedure for such payment is insufficient, Purchaser authorizes the Company, its affiliates and subsidiaries, which are qualified to deduct tax at source, to deduct all applicable required withholding taxes and social security contributions from Purchaser’s compensation. Purchaser agrees to pay any amounts that cannot be satisfied from wages or other cash compensation, to the extent permitted by law.

(b) Purchaser understands that Section 83(a) of the Internal Revenue Code of 1986, as amended (the “Code”), taxes as ordinary income the difference between the amount paid for the Shares and the fair market value of the Shares as of the date any Repurchase Option on the Shares lapses. In this context, “restrictions” mean the repurchase option in the event of the Termination of Continuous Service of Purchaser as set forth in Section 12 of the Plan and the restriction on transferability as set forth in Section 5 of this Agreement and in Section 13 of the Plan. Purchaser understands that Purchaser may elect to be taxed at the time the Shares are issued, based on the value of the Shares at the issuance date rather than when and as the Repurchase Option lapses (on the vesting dates), by filing an election under Section 83(b) (an “83(b) Election”) of the Code with the Internal Revenue Service within 30 days from the date of issuance. Purchaser acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to issuance and vesting of the Shares hereunder, and does not purport to be complete. The Company has directed Purchaser to seek independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, state or foreign country in which Purchaser may reside, the tax consequences of Purchaser’s death, and the decision as to whether or not to file an 83(b) Election (as well as appropriate advice and assistance with the actual filing of any such 83(b) Election) in connection with the issuance of the Shares.

(c) Regardless of any action the Company takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), Purchaser acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by Purchaser is and remains Purchaser’s responsibility and that the Company (i) make no representations nor undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this issuance of Shares, including the vesting of the Shares or the subsequent sale of the Shares; and (ii) do not commit to structure the terms or any aspect of this issuance of Shares to reduce or eliminate Purchaser’s liability for Tax-Related Items. Upon the vesting of the Shares, Purchaser shall pay the Company any amount of Tax-Related Items that the Company may be required to withhold as a result of Purchaser’s receipt of the Stock Purchase Award or Purchaser’s receipt of Shares that cannot be satisfied by the means previously described. The Company may refuse to deliver the Shares if Purchaser fails to comply with Purchaser’s obligations in connection with the Tax-Related Items.

8. Acknowledgment and Waiver. By accepting this grant of a Stock Purchase Award, Purchaser acknowledges and agrees that:

(a) the grant of a Stock Purchase Award is voluntary and occasional and does not create any contractual or other right to receive future grants of Stock Purchase Awards or Shares, even if Stock Purchase Awards or Shares have been granted repeatedly in the past;

(b) the grant of a Stock Purchase Award shall not create a right to employment or a service relationship with the Company, shall not create an employment agreement between Purchaser and the Company and shall not interfere with the ability of the Company to terminate Purchaser’s employment or service relationship at any time with or without cause and it is expressly agreed and understood that employment is terminable at the will of either party, insofar as permitted by law;

(c) the grant of a Stock Purchase Award, Shares and resulting benefits are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company, and are outside the scope of Purchaser’s service relationship contract, if any; and the grant of a Stock Purchase Award, Shares and resulting benefits are not part of normal or expected compensation or salary for any purposes, including, but not limited to calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments insofar as permitted by law;

(d) in consideration of this grant of a Stock Purchase Award, no claim or entitlement to compensation or damages shall arise from termination of this Stock Purchase Award or diminution in value of the Shares resulting from termination of Continuous Service by the Company (for any reason whatsoever and whether or not in breach of local labor laws) and Purchaser irrevocably releases the Company from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting the terms of this Agreement, Purchaser shall be deemed irrevocably to have waived any entitlement to pursue such claim; and

(e) notwithstanding any terms or conditions of the Plan to the contrary, in the event of involuntary termination of Continuous Service (whether or not in breach of local labor laws), Purchaser’s right to receive benefits under this Agreement, if any, will terminate effective as of the date that Purchaser is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active service relationship would not include a period of “garden leave” or similar period pursuant to local law); furthermore, in the event of involuntary termination of Continuous Service (whether or not in breach of local labor laws), Purchaser’s right to receive benefits under this Agreement after termination of Continuous Service, if any, will be measured by the date of termination of Purchaser’s active service relationship and will not be extended by any notice period mandated under local law.

9. Conditions Upon Issuance of Shares. Notwithstanding any other provision of this Agreement, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Shares under this Agreement unless such issuance or delivery would comply with applicable laws, with such compliance determined by the Company in consultation with its legal counsel.

10. Restrictive Legends and Stop-Transfer Orders.

(a) The certificate or certificates representing the Shares shall bear the following legend (as well as any legends required by applicable state and federal corporate and securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

(b) Purchaser agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

11. Miscellaneous.

(a) The Company shall not be required to treat as the owner of Shares, and associated benefits hereunder, any transferee to whom such Shares or benefits shall have been so transferred in violation of this Agreement.

(b) The parties agree to execute such further instruments and to take such action as may reasonably be necessary to carry out the intent of this Agreement.

(c) Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon delivery to Purchaser at Purchaser’s address then on file with the Company.

(d) The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to Purchaser’s interest except by means of a writing signed by the Company and Purchaser. This Agreement is governed by the laws of the state of Delaware.

(e) The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

[Signature page follows]

Accepted by Purchaser:	A.P. PHARMA, INC.

By

RETAIN THIS AGREEMENT FOR YOUR RECORDS

EXHIBIT A

JOINT ESCROW INSTRUCTIONS

[                             ,             ]

[                                    ]

A.P. Pharma, Inc.

123 Saginaw Drive

Redwood City, CA 94063

Dear Sir or Madam:

As Escrow Agent for A.P. Pharma, Inc. (the “Company”), and [                    ] (the “Purchaser”), you are authorized and directed to hold the Assignment Separate from Certificate form(s) executed by Purchaser and the certificate(s) of stock representing Purchaser’s unvested shares transferred in accordance with the terms of the Restricted Stock Purchase Agreement (the “Agreement”) entered into between the Company and Purchaser, in accordance with the following instructions:

1. In the event of the exercise of the Repurchase Option by the Company described in Section 3 of the Agreement, Purchaser and the Company hereby irrevocably authorize and direct you to effect the contemplated Repurchase Option, and to promptly deliver the stock certificates.

2. Promptly following the exercise of the Repurchase Option by the Company described in Section 3 of the Agreement, you are directed (a) to date the Assignment Separate from Certificate form(s) necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver the form(s), together with the certificate or certificates evidencing the shares to be transferred, to the Company.

3. Purchaser irrevocably authorizes the Company to deposit with you any certificates evidencing shares to be held by you under this letter and any additions and substitutions to the shares as defined in the Agreement. Purchaser irrevocably appoints you as his or her attorney-in-fact and agent for the term of this escrow to execute, with respect to the shares of stock, all documents necessary or appropriate to make such securities negotiable and to complete any transaction contemplated by these Joint Escrow Instructions. Subject to the provisions of this Section 3, Purchaser shall exercise all rights and privileges, including but not limited to, the right to vote and to receive dividends (if any), of a stockholder of the Company while the shares are held by you.

4. In accordance with the terms of Section 4(b) of the Agreement, you may deliver to Purchaser a certificate or certificates representing shares that are no longer subject to the Company’s repurchase option described in Section 3 of the Agreement.

5. This escrow shall terminate upon the release of all shares held under the terms and provisions hereof.

6. If at the time of termination of this escrow you should have in your possession any documents, securities or other property belonging to Purchaser, you shall deliver them to Purchaser and shall be discharged from all further obligations under these Joint Escrow Instructions.

7. Your duties under these Joint Escrow Instructions may be altered, amended, modified or revoked only by a writing signed by all of the parties.

8. You shall be obligated to perform the duties described in these Joint Escrow Instructions and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act or omission as Escrow Agent or as attorney-in-fact of Purchaser while acting in good faith and in the exercise of your own good judgment, and any act or omission by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

9. You are expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties under these Joint Escrow Instructions or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

10. You shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for under these Joint Escrow Instructions.

11. You shall not be liable for the outlawing of any rights under any statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

12. You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations under these Joint Escrow Instructions and may rely upon the advice of such counsel.

13. Your responsibilities as Escrow Agent under these Joint Escrow Instructions shall terminate if you shall cease to be employed by the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint any officer of the Company as successor Escrow Agent.

14. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations under these Joint Escrow Instructions, the parties shall furnish such instruments.

15. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you under these Joint Escrow Instructions, you are authorized and directed to retain in your possession without liability to anyone all or any part of the securities until the dispute is settled either by mutual written agreement of the parties or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected. You are under no duty whatsoever to institute or defend against any such proceedings.

16. Any notice required or permitted under these Joint Escrow Instructions shall be given in writing and will be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties.

17. By signing these Joint Escrow Instructions, you become a party only for the purpose of these Joint Escrow Instructions; you do not become a party to the Agreement.

18. This instrument shall be governed by and construed in accordance with the laws of the State of Delaware.

19. This instrument shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Very truly yours,

A.P. Pharma, Inc.

By

Its

ESCROW AGENT:

EXHIBIT B

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, [            ] sells, assigns and transfers to A.P. Pharma, Inc. (the “Company”) or its assignee                      shares of the Common Stock of the Company (the “Shares”), standing in his or her name on the books of the Company represented by Certificate No.              and irrevocably constitutes and appoints [            ] as Attorney to transfer the Shares on the books of the Company with full power of substitution in the premises.

Dated:                         ,             .

[NAME]

(Signature)

Spousal Consent (if applicable)

                                 (Purchaser’s spouse) indicates by the execution of this Assignment his or her consent to be bound by the terms herein as to his or her interests, whether as community property or otherwise, if any, in the Shares.

Printed Name

Signature

INSTRUCTIONS: PLEASE DO NOT FILL IN ANY BLANKS OTHER THAN THE SIGNATURE LINE. THE PURPOSE OF THIS ASSIGNMENT IS TO ENABLE THE COMPANY TO ENFORCE THE REPURCHASE OPTION SET FORTH IN THE RESTRICTED STOCK PURCHASE AGREEMENT WITHOUT REQUIRING ADDITIONAL SIGNATURE.